UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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FORM S-1/A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Landbay Inc (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)

1040 (Primary Standard Industrial Classification Code Number)

81-1260549 (I.R.S. Employer Identification Number)

Address: 3906 Main Street, 207, Flushing, NY11354 Tel: 646-508-6285 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Name: Wanjun Xie Address: 3906 Main Street, 207, Flushing, NY11354 Tel: 646-508-6285 (Name, address, including zip code, and telephone number, including area code, of agent for service)

It will be practiced as soon as possible after this Registration Statement will become effective. (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b- 2 of the Exchange Act.

Large accelerated filer [ ]                                                     Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)       Smaller reporting company [ X ]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Shares	99,900,000,000	$0.0000001	$9,990	$1.01

Delaying Amendment Letter of Landbay Inc

the Company hereby amends the Registration Statement, Form S-1 (File No. ), to include on the cover page the delaying amendment language required by Rule 473 of the Securities Act. Specifically, the Company hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said section 8(a), may determine.

IV. DEL AM	IV. Separately filed delaying amendment under Securities Act Rule 473 to delay effectiveness of a 1933 Act registration statement	IV. EDGARLink Template 3	IV. XFDL Technical Specification
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  PART I - INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS
September 7, 2016

Landbay Inc
Class A Common Share

1. The registrant's name: Landbay Inc

2. The title of securities offered: Class A common share The amount of securities offered: 99,900,000,000 shares

3. Landbay Inc. is offering 99,900,000,000 shares of its Class A common stock. This is our initial public offering and no public market currently exists for our shares of Class A common shares. There isn't currently a market for the securities.

4. We have one class of authorized common stock, Class A common stock. Each share of Class A common stock is entitled to one vote per share.

5. All these class A common shares will be sold by the Corporation, There aren't securities that will be offered by the selling security holder on this registration statement.

6. The total minimum amount of the offering will be 99,900,000,000 Class A common shares. We anticipate that the initial public offering price will be $ 0.0000001 per share. The underwriter's discounts and commissions will be $0. The net proceeds which the Corporation receives will be $9,990. Any selling shareholder's net proceeds will be $0.

The total maximum amount of the offering will be 99,900,000,000 Class A common shares. We anticipate that the initial public offering price will be $ 0.0000001 per share. The underwriter's discounts and commissions will be $0. The net proceeds which the Corporation receives will be $9,990. Any selling shareholder's net proceeds will be $0.

7. Market for the securities: The securities offered will be listed in OTC Markets, but there is no guarantee that the company shares will be listed on the OTC Markets. The trading symbol(s) for those securities will be applied after the registering statement will be effective. The date on which the offer expires will be 45 days after the Form S-1 will be effective.The date of the prospectus is September 7, 2016.

8. Investing in our Class A common stock involves risks. See "Risk Factors" beginning on page 5.

9. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

10. All the class A common shares will be sold by the Corporation. The Corporation don't have any underwriters for this offering, There isn't has any underwriting arrangement with the issuer.

11. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

12. No person should rely on the information contained in this document for any purpose other than participating in our proposed initial public offering, and only the preliminary prospectus dated, 2016, is authorized by us to be used in connection with our proposed initial public offering. The preliminary prospectus will only be distributed by the Corporation and no other person has been authorized by the Corporation to use this document to offer or sell any of our securities.

13. Until , 2016 (25 days after the commencement of our initial public offering), all dealers that buy, sell, or trade shares of our Class A common stock, whether or not participating in our initial public offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

This summary information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A common stock. You should carefully consider, among other things, our financial statements and the related notes and the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

Blueville Inc. will be the managing company of the Corporation. Blueville Inc. will pay all managing expenditures, all office expenditures and all service expenditures of the Corporation. the Corporation will pay its 10% income before taxes to Blueville Inc, to be its managing fees. Then, the Corporation will be maximum to reduce its operation cost, especial the Corporation is in the micro-capital stage and the small capital stage.

Larison Inc. will continue to raise funds by any ways, and continue to support the Corporation by granting funds or making loans without interest. Then, the Corporation will continue to obtain the working capital, to driving the growth of the Corporation.

The Corporation is engaged in trading the spot gold and the spot silver. Gold and silver market is close to direct competition in the international market. Wanjun Xie, who is president of the Corporation, has found some special trading ways which are our business secret, and we believes that we can achieve about 3%-5% Annual Average Assets Return with low risk when we will be trading the spot gold and the spot silver by using these special trading ways. But we won't guarantee to achieve about 3%-5% Annual Average Assets Return with low risk when we will be trading the spot gold and the spot silver. Any investors can see the financial statement quarterly and annually, to know if the Corporation will profit or lose.

Gold and silver are international currency. Gold and silver market is an international market. Relative to the Corporation, the spot gold markets and the spot silver markets will be big enough, so the Corporation's growth potential is unlimited.

We believe that the Corporation can gain profit when wel trade the spot gold and the spot silver, so we issue our securities to public.

Raise the Corporation's capital from the public markets isn't our important purpose of the initial public offering, but we believe the Corporation will growing up continually.

Mailing address and telephone number of our principal executive offices:

Mailing address: 39-06 Main Street, 207, Flushing, NY11354
Telephone number:646-508-6285

Risk Factors

1. Risk Factors for Trading Purposes:

(1). Gold or silver's price will slump seriously

If U.S. Federal Reserve will carry on the policies of the great monetary tightening; if some counties will sell a large of gold and silver in the international markets; if the supply of gold or silver will exceed seriously the demend. Gold or silver's price will slump seriously, the Corporation will lose, and the security's price of the Corporation will fall, some investors will lose their part investment.

(2). Gold or silver will lose their financial feartures

If gold or silver will lose their financial features, become the plain meatals, Gold or silver's price will slump serious, even fall to zero, the Corporation will lose its almost assets, even lose all its assets, and the security's price of the Corporation will fall to zero, investors will lose their part investment, even lose their all investment.

(3). Address the specific risks to the Corporation that arise from trading in the spot gold and spot silver markets:

(a). We will always keep enough cash in our trading account to against the risk factors.

(b). We won't use a leverage trading, a margin trading or a financial trading. We will always to use the own funds of the Corporation to trade the spot gold and the spot silver.

(c). We assume that the Risk Factors will happen at any time. We use our special trading ways which we will use to trade the spot gold and the spot silver in a serious and happened risk situation. We will use these ways to trade the spot gold and the spot silver in every business days, to try to reduce any risks. These special trading ways are our business secret.

(d). When the Corporation will be a micro-capital company or a small capital company, We can't avoid the risk that gold or silver will lose their financial features, and become the plain metals. When the Corporation will become a middle capital company and a big capital company, We will carry on the diversified management to avoid the risk that gold or silver will lose their financial features, and become the plain metals.

(e). We try to choice a good broerages, to be our brokerage for trading the spot gold and the spot silver. We try to reduce the risk which the brokerages will bring to the Corporation.

(f). We try to choice a good custodians, to be our custodians for storing our physical gold and our physical silver. We try to reduce the risk which the custodians will bring to the Corporation.

2. Risk Factors for Purposes Other Than Trading:

(1). Our Lack of an Operating History

The Corporation is a start-up stage company, and the Corporation lacks an operating history, so the Corporation lack the managing experences, lack the managing systems and lack the human resources, then the Corporation will be facing a lot of the difficult matters. The investors can't know the ability for running the business by the operating historical data, and the investor's risk will raise.

(2). Our Lack of Profitable Operations in Recent Periods

Our lack of profitable operations in recent periods: the Corporation started to run its business since March 26, 2016.

The Corporation didn't have last fiscal year. The Corporation lacks its profitable operation in recent periods. The Corporation lacks the profitable operating history, so the investors can't know the profitable ability of the Corporation by the profitable operating historical data, and the investor's risk will raise.

(3). Our Financial Position

As of June 30, 2016, the total assets of the Corporation were $2,179, the cash and cash equivalents of the Corporation were $196, so the Corporation lacks capital for running its business. and the investor's risk will raise.

If the Corporation will lose the ability for running its business; the investors who will buy the securities of the Corporation will lose their money, even they can't resale the securities of the Corporation.

As of June 30, 2016, the Corporation didn't have any liabilities.

(4). Our lack of Sources of Additional Funding

The Corporation lacks the sources of additional funding. If the Corporation will lose continually, it will lose the ability for running its business; the investors who will buy the securities of the Corporation will lose their money, even they can't resale the securities of the Corporation.

(5). The Management Beneficially Owner

The management beneficially will owns abount 93% of the Corporation's securities, it is a risk factor that the management has ability to exercise significant control over the Corporation.

(6). The Corporation Dependence on Larison Inc

Wanjun Xie is the president of Larison Inc, at same time, Wanjun Xie is the president of the Corporation.

Larison Inc. will continue to raise funds by any ways, and continue to support the Corporation by granting funds or making loans without interest. Then, the Corporation will continue to obtain the working capital, to driving the growth of the Corporation.

Larison Inc is a holding company. It is and will be holding the significant shares of some public companies.

Within two years, Larison Inc will try to raise funds from the individuals and the private companies. After two years, Larison Inc will continue to raise funds from the individuals and the private companies, at same time, Larison Inc will resale some shares of the Corporation or other companies' shares which Larison Inc will be holding.

While the share's price of the Corporation will be less than $20/per shares, Larison Inc will have an obligation to support the Corporation. After the share's price of the Corporation will be more than $20/per shares, Larison Inc won't have an obligation to support the Corporation.

If Larison Inc won't raise enough funds, and Larison Inc won't grant enough funds or make enough loans withour interest to the Corporation.

The Corporation will try to raise funds in the future by some ways, to reduce the dependence on Larison Inc.

(7). Many factors can affect the price of gold and silver

(a). If US dollar will appreciate, the price of the gold and the silver will have downside risk.
(b). If the US economic condition will be good, the price of the gold and the silver will have downside risk.
(c). If the US Federal Reserve will raise the interest rate, the price of the gold and the silver will have downside risk.
(d). If gold and silver' supplement will exceed seriously their demandment, the price of the gold and the silver will have downside risk.
(e). If some contries will undersell gold and silver, the price of the gold and the silver will have downside risk.

Address the risk being described: Our trading markets, our custodian werehouses and our unused funds will be located in some democratic, legal and market-oriented countries. We will use U.S. Dollars to trade the spot gold and the spot silver. Our unused funds will be deposited by U.S. dollars

(8). If the Broker Companies will Go Bankrupt

If a broker company, which the Corporation will choice for trading the spot gold and the spot silver, will go bankrupt, the unused funds of the Corporation in the brokers' account will be the liquidation assets of the brokers, then the Corporation will make a significant lose. But the spot gold and the spot silver will be owned by the Corporation, it won't be effected by the brokers' bankrupcy.

Ratio of Earnings to Fixed Charges

The Corporation didn't issued debt securities, so there isn't the ratio of earnings to fixed charges.

Use of Proceeds

1. The following table sets forth the use of the proceeds from this offering:

Total Proceeds	$9,990
100%
Less: Offering Expenses
Commission & Finders Fees	$0
Legal & Accounting	$0
Net Proceeds from Offering	$9,990
Use of Net Proceeds	$9,990
Working Capital	$9,990
Total Use of Net Proceeds	$9,990
100%

2. We intend to reserve a significant portion of our proceeds as working capital. We will use a significant portion of the working capital to trade the spot gold and the spot silver.

3. If substantially less than the maximum proceeds are obtained, the priorities order that the proceeds will be used to pay:

(1). Any necessary expenditure;
(2). Working Capital.

4. There is no minimum amount of proceeds that must be raised before the Corporation may use the proceeds of the offering.

5. There isn't material amounts of funds from sources other than this offering are to be used in conjunction with the proceeds from this offering.

6. There isn't any material part of the proceeds is to be used to discharge indebtedness.

7. There isn't any material amount of proceeds is to be used to acquire assets, other than in the ordinary course of business.

8. There isn't any amount of the proceeds is to be used to reimburse any officer, director, employee or stockholder for services already rendered, assets previously transferred, or monies loaned or advanced, or otherwise.

9. The Corporation is having or will anticipates having within the next 12 months some cash flow or liquidity problems.

The Corporation isn't having or won't anticipates having within the next 12 months any items in default or in breach of any note, loan, lease or other indebtedness or financing arrangement requiring the corporation to make payments.

The Corporation isn't having or won't anticipates having within the next 12 months a significant amount of the Company's trade payables have not been paid within the stated trade term.

10. Proceeds from this offering won't satisfy the corporation's cash requirements for the next 12 months. The corporation will be necessary to raise additional funds for the next 12 months.

11. The Corporation may reserve the right to change the use of proceeds, provided that such reservation is due to certain contingencies that are discussed specifically and the alternatives to such use in that event are indicated

Determination of Offering Price

The securities offered are class A common stock, the following factors may be relevant to the price at which the securities are being offered.

1. The Corporation started to run its business since March 25, 2016, so it hasn't its last fiscal years.

2. As of June 30, 2016, the Corporation's profit (lose) was ($11), the Corporation couldn't show offering price as a multiple of earnings, didn't adjust to reflect for any stock splits or recapitalizations, and use conversion or exercise price in lieu of offering price.

3. Net tangible book value means total assets (exclusive of copyrights, patents, goodwill, research and development costs and similar intangible items) minus total liabilities.

4. The Corporation didn't have any options, warrants or rights and conversions of any convertible securities offered.

5. Post-offering value is management implicitly attributing to the entire Corporation by establishing the price per security set forth on the cover page. Post-offering value is $9,990

These values assume that the Company's capital structure would be changed to reflect any conversions of outstanding convertible securities and any use of outstanding securities as payment in the exercise of outstanding options, warrants or rights included in the calculation. The type and amount of convertible or other securities thus eliminated would be $0. These values also assume an increase in cash in the Company by the amount of any cash payments that would be made upon cash exercise of options, warrants or rights included in the calculations. The amount of such cash would be $0.

Dilution

1. The Corporation didn't issue any securities before, and this is our first issuing shares, so there isn't dilution upon the shares distribution.

2. As of June 30, 2016, the net tangible book value (If deficit, show in parenthesis) of the Corporation is $2,179 (Because there aren't any securies to be issued, so it is about $- per share).

3. Because the Corporation didn't issue any securities before,so there isn't the net tangible book value per share before the distribution. The net tangible book value per share after the distribution will be $0.0000001.

4.There isn't the increase in such net tangible book value per share attributable to the cash paid by purchasers of the shares being offered.

5. The amount of the immediate dilution to be suffered by the purchasers will be $0.

Selling Security Holders

There aren't securities that will be offered by the selling security holder on this registration statement.

Plan of Distribution

1. There are 99,900,000,000 Class A common shares of the Corporation will be issued. Wanjun Xie is the persons that will be offering the securities. He is a officer and director, and he won't have any compensation for selling the securities.

2. About 93,000,000,000 Class A common shares of Landbay Inc will be pan to sell to Larison Inc, the price is $0.0000001. There isn't a binding agreement between Larison Inc. and Landbay Inc for Larison to purchase the 93,000,000 shares.

Larison Inc will purchase 93,000,000,000 shares of Landbay Inc by cash.

We intend to sell about 6,900,000,000 shares of Landbay Inc to the public. The amount that we intend to have purchased by an affiliate will be about 93,000,000,000 shares of Landbay Inc.

Larison Inc and any potential investors must pay cash to purchase shares of Landbay Inc. Any other type properties won't be accepted when Larison Inc and any potential investors will purchase shares of Landbay Inc.

Larison Inc. will continue to raise funds by any ways, and continue to support the Corporation by granting funds or making loans without interest. Mr. Wanjun Xie is the president of Larison Inc, and he is the 100% owner of Larison Inc.

Larison Inc don't have a plan to sell the shares of landbay Inc within two years, to raise funds.

3. The Corporation won't have any other types of underwriting, such as interest or dividend reinvestment plans that will be involved. The Corporation won't have any plans for non-cash outlays such as acquisition, reorganization, readjustment or succession.

4. 99,900,000,000 Class A common shares is our initial public offering.

The registered securities aren't to be offered in connection with the writing of call options traded (or to be traded) on an exchange.

5. The Corporation won't have any finders (persons or entities who connect two parties for a fee).

6. The Corporation didn't issue any warrant and rights offerings.

Description of Securities to be registered:

The securities being offered hereby are Class A Common Share.

1. Outline briefly:

(1). The security won't have dividend in the foreseeable future, exception that the Board of Directors or the majority shareholders will make a new decision for dividend;
(2). The security aren't convertible;
(3). The security won't need to set up a sinking fund;
(4). The security won't need to be redeemed;
(5). One share of the security has one voting right, and the security has the cumulative voting rights.
(6). There is only one classification of the Board of Directors, and there isn't have the impact of such classification where cumulative voting is permitted or required;
(7). When the Corporation will liquidate, the holders of the security have rights to share the residual properties;
(8). The security won't have preemption rights;
(9). Now, the Corporation don't have liability;
(10). There isn't any restriction on alienability of the securities to be registered;
(11). There isn't any provision discriminating against any existing or prospective holder of such securities as a result of such security holder owning a substantial amount of securities.

2. The rights of holders of such stock may not be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class.

3. The security isn't a preferred stock.

4. There isn't the rights evidenced by, or amounts payable with respect to, the shares to be registered are, or may be, materially limited or qualified by the rights of any other authorized class of securities.

5. The decision of the majority shareholders would have an effect of delaying, deferring or preventing a change in control of the registrant and that would operate only with respect to an extraordinary corporate transaction involving the registrant (or any of its subsidiaries), such as a merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Interests of Named Experts and Counsel

The Corporation doesn't have any experts and counsel to prepare the registration statement, or assist to issue the securities, so there aren't the Interests of Named Experts and Counsel.

Description of Business

1. Exact corporate name: Landbay Inc

2. State and date of incorporation: State: New York Date: January 28, 2016

3. Street address of principal office: 3906 main Street, 207, Flushing, NY11354

4. The Corporation is trading the spot gold and the spot silver.

We buy the spot gold and the spot silver when the price of the spot gold and the spot silver is low. The physical gold and silver will be stored in the professional storages. We will sell the spot gold and the spot silver when the price of the spot gold and the spot silver is high. The price difference between buy and sell, subtract the trading fees and the custodian fees, will be the profit of the Corporation.

All business of the Corporation is outside of U.S.A, and all trading is outside of U.S.A., but all unused fund is deposited in banks which is in U.S.A..

Now, the Corporation is using the BullionVault Service System to be the trading vehicle, to trade the spot gold and the spot silver.

The BullionVault service is owned by Galmarley Limited, which is company number 4943684 registered in Great Britain at 12th Floor, Landmark House, Blacks Road, Hammersmith, London W6 9DP.

BullionVault Service System: An electronic platform is used to trade the spot gold and the spot silver. The unused fund is deposited in a specified bank. The physical gold and silver will be stored in the professional storages in London, New York, Toronto, Zurich and Singapore. Customers can use internet to control their account, and place their orders for buying and selling the spot gold and the spot silver.

The Corporation use BullionVault Service System:The Corporation open an account in BullionVault Service System, and watch the price of the spot gold and the spot silver by their electronic platform. The unused fund is deposited in Wells Fargo Bank, N.A. (In U.S.A). The physical gold and silver will be stored in the professional storages in London, New York, Toronto, Zurich and Singapore. We can use internet to control our account, and place our orders for buying and selling the spot gold and the spot silver.

Custodian for our spot gold and our spot silver:

(1). Brink's Corporation:

Address: 1801 Bayberry Court, Richmond, VA23226

Our spot gold are deposited in the New York gold pool, the London gold pool, the Zurich gold pool, the Toronto gold pool and the Singapore gold pool of Brink's.

Our spot silver are deposited in the London silver pool, the Zurich silver pool, the Toronto silver pool and the Singapore silver pool of Brink's.

(2). Loomis International (CH) AG

Address: Gamla Brogatan 36-38, 2nd floor
P.O. Box 702
SE-101 33 Stockholm
Sweden

Our spot gold are deposited in the New York gold pool, the London gold pool, the Zurich gold pool, the Toronto gold pool and the Singapore gold pool of Loomis International.

Our spot silver are deposited in the London silver pool, the Zurich silver pool, the Toronto silver pool and the Singapore silver pool of Loomis International.

Custodian for our unused fund:

Bank: Wells Fargo Bank, N.A. (In U.S.A)
Mailing Address: PO Box 785997, Philadelphia, PA 19178-5997

5. Describe the industry in which we are participating:

Gold and silver are international currency. Gold and silver market is a international market. The gold and silver can trade the spot gold, the spot silver, the futures gold and the future silver. Many factors can affect the price of the gold and silver. Gold and silver market is most close to the perfect competition in international market.

The trends within industry which we are participating:

The supply-demand relationships, the political factors and the markets will affect the price of the gold and silver in gold and silver market. In recent, the trends within the industry: The price of Gold was going down, and the price of silver was going down.

Set forth the timing and size of results of our efforts which will be necessary in order for us to be profitable:

In order for the Corporation to be profitable, we will study the supply-demand relationships, the political factors and the internationals markets in every day. it will be good to get opportunities for investing in the spot gold and the spot silver market.

6. The corporation's investment strategy for the spot gold and the spot silver investment is short term hold and trade, and tries to reduce any investing and trading risk.

How the Corporation plans to reduce its investing and trading risk:

(1). We will always keep enough cash in our trading account to against the risk factors.

(2). We won't use a leverage trading, a margin trading or a financial trading. We will always to use the own funds of the Corporation to trade the spot gold and the spot silver.

(3). We assume that the Risk Factors will happen at any time. We use our special trading ways which we will use to trade the spot gold and the spot silver in a serious and happened risk situation. We will use these ways to trade the spot gold and the spot silver in every business days, to try to reduce any risks. These special trading ways are our business secret.

(4). When the Corporation will be a micro-capital company or a small capital company, We can't avoid the risk that gold or silver will lose their financial features, and become the plain metals. When the Corporation will become a middle capital company and a big capital company, We will carry on the diversified management to avoid the risk that gold or silver will lose their financial features, and become the plain metals.

7. The Corporation plan that more than 90% of the company's assets (excluding account receivable) will be invested in the trading for the spot gold and the spot silver.

Now, the Corporation is using its 100% working capital to trading the spot gold and the spot silver.

8. The Corporation won't use any trading advisors.

9. The managements of the Corporation has more than 24 years management prior experience related to the company's business, the managements of the Corporation has more than one year the management's experience in running a public corporation.

10. Competitive business conditions and the smaller reporting company's competitive position in the industry and methods of competition:

The Corporation is engaged in trading the spot gold and the spot silver. Gold and silver market is close to direct competition in the international market.

The important competition of the Corporation is the compitition of the gold and silver's price. When the supplement will exceed the demandment, the gold and silver's price will be going down. When the demandemnt will exceed the supplement, the gold and silver's price will be going up.

When the gold and silver's price will be going down, it will be the change that the Corporation will buy more gold and silver. When the gold and silver's price will be going up, it will be the change that the Corporation will sell the gold and silver which the Corporation will be holding.

Wanjun Xie, who is president of the Corporation, has found some special trading ways which are our business secret, and we believes that we can achieve about 3%-5% Annual Average Assets Return with low risk when we will be trading the spot gold and the spot silver by using these special trading ways. But we won't guarantee to achieve about 3%-5% Annual Average Assets Return with low risk when we will be trading the spot gold and the spot silver. Any investors can see the financial statement quarterly and annually, to know if the Corporation will profit or lose.

Gold and silver are international currency. Gold and silver's markets is an international markets. Relative to the Corporation, the spot gold markets and the spot silver markets will be big enough, so the Corporation's growth potential is unlimited.

11. Effect of existing or probable governmental regulations on the business:

The Corporation don't engage in trading the gold future and the silver future, so its business isn't regulated by the U.S. Commodity Futures Trading Commission and the National Futures Association.

The Corporation don't engage in trading the gold currencies and the silver currencies, the Corporation don't go in for the business of the gold reserve and the silver reserve, so its business isn't regulated by the Department of the Treasury and the Federal Reserve Board.

US government don't regulate the trading for the spot gold and the spot silver.

12. Number of total employees and number of full-time employees.

Number of total employees is one. Number of full-time employees is one.

13. Reports to security holders:

(1). If we are not required to deliver an annual report to security holders, we will voluntarily send an annual report include audited financial statements to security holders;

(2). We file reports with the Securities and Exchange Commission. We are a reporting company, and we will file Form S-1, Form 10-K, Form 10-Q, Form 8-K, Form 3, Form 4 and Form 5 and other information with the Commission;

(3). The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and the address of that site (http://www.sec.gov). Our Internet address: http://www.xiewanjun.com.

Description of Property

1. The Corporation doesn't have lands and buildings, such as plants, mines, oil, and gas.

2. The Corporation didn't purchase any real estate, equipments and patents. The Corporation didn't lease any real estate. The Corporation won't intents to acquire any real estate in the immediate future.

3. The Corporation made an Management Agreement with Blueville Inc. According the agreement, the Corporation will pay 10% income quarterly before taxes to Blueville Inc, and Blueville Inc will pay the managing expenditures, the office rent, the office supplement, the legal fees, the accounting fees and other service fees. The managing agreement won't be revoked by any one party.

Wanjun Xie, who is the president of the Corporation, is the president of Blueville Inc also.

Legal Proceedings

The Corporation didn't have any past, pending or threatened litigation or administrative action which has had or may have a material effect upon the Corporation's business, financial condition, or operations, including any litigation or action involving the Corporation's officers, directors or other key personnel.

Market for Common Equity and Related stockholder Matters

1. Now, the Common Shares of the Corporation didn't trading in any exchange markets, and the Corporation didn't get a share's "Symbol". So the Corporation doesn't have a record for its common market price.

2. The Corporation doesn't have a dividend history. We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be made by our board of directors.

3. Record owners of 5 percent or more of any class of the equity securities of the Corporation:

None.

4. Beneficial owners of 5 percent or more of any class of the equity securities of the Corporation:

None.

Financial Statement (1)

(The Interim Period Ended June 30, 2016)

Landbay Inc
Balance Sheets
(As of June 30, 2016)
(Unaudited)

June 30, 2016
Assets
Current assets:
Cash & cash equivalents	$196
Short Term Investment	$1983
Prepaid expenses and other current assets	-
Total current assets	$2,179
Property and equipment, net	-
Other assets	-
Total assets	$2,179
Liabilities and stockholder's equity
Liabilities	-
Account payable	-
Tax payable	-
Total current liabilities	-

Stockholder's equity:
Common Stock: 0 share issued and outstanding	-
Additional paid-in (paid-out) capital	$200
Retained earnings	($11)
Total stockholder's equity	$2,179
Total liabilities and stockholder's equity	$2,179
Landbay Inc Statement of Income For the Period from April 1, 2016 to June 30, 2016 (Unaudited)
Ended June 30, 2016
Revenues:
Gain(loss) from Investment	$72
Other gain(lose)	-
Net profit(lose)	$72
Costs and expenses:
Trading expenses	$39
Managing expenses	-
Bank Fees	$44
Total costs and expenses	$83

Income (loss) from operations	($11)
Income (loss) before provision for income taxes	($11)
Corporation income taxes	-
Net income (loss)	($11)

Net income(lose) per common share-basic and diluted	-

Weighted average common shares outstanding-basic and diluted	0 shares
- Landbay Inc Statement of Changes in Shareholders' Equity For the Period from April 1, 2016 to June 30, 2016 (Unaudited)
Shareholders' Equity-beginning balance	$1,990
Issuance of Stocks (0 share)	-
Additional Paid in (paid out) Capital	$200
Net Income(lose)	($11)
Shareholders' Equity-Ending Balance	$2,179
Landbay Inc Statements of Cash Flows For the Period from April 1, 2016 to June 30, 2016 (Unaudited)
Ended June 30, 2016
Cash flows from operating activities:
Net income(loss)	($11)
Adjustments to reconcile net income to net cash provided by operations activities:
Depreciation and amortization	-
Changes in assets and liabilities:
Account receivable	-
Short term investments	($1,983)
Prepaid expenses and other current assets	-
Account payable	-
Current liabilities	-
Net cash provided by (used in) operating activities	($2,179)

Cash flows from investing activities:
Long term investments	-
Net cash provided by (used in) investing activities	-

Cash flows from financing activities:
Capital stock	-
Additional paid-in (paid-out) capital	$200
Net cash provided by (used in) financing activities	$200

Net increase (decrease) in cash	$156

Cash:Beginning of Quarter	$40
Cash:End of Quarter	$196

Landbay Inc
Notes to Financial Statements
June 30, 2016
(Unaudited)

Note 1 - Description of the Company's Business

Nature of Operations

Landbay Inc, the Company, incorporated in the State of New York on January 28, 2016, is engaged in the investment activities of the spot gold trading and the spot silver trading.

The company has a trading account in Bullion Vault which the brokerage firm registered in England to start trading activities. The Company's activities are subject to significant risks and uncertainties, including failing to secure additional funding to continue the investment activities.

Note 2 - Summary of Significant Accounting Policies

(a) Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America(GAAP).

This is the financial statements of the Company, the period is from April 1, 2016 to June 30, 2016.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, and disclosures at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

(c) Revenue Recognition

The Company recognizes capital gain and loss from the spot gold trading and the spot silver trading at the time we sell gold and silver from the trading accounts in brokerage firms.

(d) Income Taxes:

The company file income tax return in the U.S. federal jurisdiction and in the state of New York, The Company is subject to Federal, New York State and New York City corporation income taxes.

Note 3 - Earnings per Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of June 30, 2016.

Note 4 - Cash, Cash equivalents and Marketable Securities

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. The Company didn't have any marketable securities as of June 30, 2016.

Note 5 - Short Term Investments

The Company considers all investment assets other than marketable securities that can and will be sold within one year to be short term investments. Landbay Inc. operated a trading account in Bullion Vault to trade the spot gold and spot silver, since those investments in the account can be sold online and can be trade anytime in near future as the company's profit source, the company treat the Bullion Vault account as short term investments assets.

Note 6 - Stockholders' Equity

The company has authorized 99,900,000,000 shares of common stocks with a par value of 0.0000001 per share. There are no shares of common stocks outstanding as of June 30, 2016. In the period from April 1, 2016 to June 30, 2016, the Company didn't issue any type stocks, options and warrants; the Company didn't have any share-based compensation, related to employee share-based awards, Tax benefit from share-based award activities.

Note 7 - Related Party Transaction

The Company has been provided office space by its incorporator at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

On April 7, 2016, the company received $200 from its incorporator to use for being investment, the company treat it as additional paid in capital.

Financial Statement (2)

(The Annual Period Ended March 31, 2016)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Revised 09/2016)

To the Board of Directors and Stockholders
LANDBAY INC.
Flushing, NY

I have audited the accompanying balance sheet of Landbay , Inc. as of March 31, 2016 and the related statements of income, shareholders' equity, and cash flows for the period from January 28, 2016 (inception) through March 31, 2016. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).Those standards require that I plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that our audit provides a reasonable basis for our opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Landbay, Inc. as of March 31, 2016 and the results of operations and cash flows for the period from January 28, 2016(inception) through March 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/JIA ROGER QIAN WANG
JIA ROGER QIAN WANG, CPA

Jackson HTS, NY
September 7, 2016

Landbay Inc
Balance Sheets
(As of March 31, 2016)

March 31, 2016
Assets
Current assets:
Cash & cash equivalents	$40
Short Term Investment	$1950
Prepaid expenses and other current assets	-
Total current assets	$1,990
Property and equipment, net	-
Other assets	-
Total assets	$1,990
Liabilities and stockholder's equity
Liabilities	-
Account payable	-
Tax payable	-
Total current liabilities	-

Stockholder's equity:
Common Stock: 0.0000001 Par Value; 99,900,000,000 Shares authorized; 0 share issued and outstanding	-
Additional paid-in (paid-out) capital	$2,195
Retained earnings	($205)
Total stockholder's equity	$1,990
Total liabilities and stockholder's equity	$1,990
Landbay Inc Statement of Income For the Period from January 28, 2016 (Inception) to March 31, 2016
Ended March 31, 2016
Revenues:
Gain(loss) from Investment	-
Other gain(lose)	-
Net profit(lose)	-

Costs and expenses:
Organization expenses	$195
Bank Fees	$10
Total costs and expenses	$205

Income (loss) from operations	($205)
Income (loss) before provision for income taxes	($205)
Corporation income taxes	-
Net income (loss)	($205)

Net income(lose) per common share-basic and diluted	-

Weighted average common shares outstanding-basic and diluted	0 shares
- Landbay Inc Statement of Changes in Shareholders' Equity For the Period from January 28, 2016(Inception) to March 31, 2016
Shareholders' Equity-beginning balance	-
Issuance of Stocks (0 share)	-
Additional Paid in (paid out) Capital	$2,195
Net Income(lose)	($205)
Shareholders' Equity-Ending Balance	$1,990
Landbay Inc Statements of Cash Flows For the Period from January 28, 2016(Inception) to March 31, 2016)
Ended March 31, 2016
Cash flows from operating activities:
Net income(loss)	($205)
Adjustments to reconcile net income to net cash provided by operations activities:
Depreciation and amortization	-
Changes in assets and liabilities:
Account receivable	-
Short term investments	($1,950)
Prepaid expenses and other current assets	-
Account payable	-
Current liabilities	-
Net cash provided by (used in) operating activities	($2,155)

Cash flows from investing activities:
Long term investments	-
Net cash provided by (used in) investing activities	-

Cash flows from financing activities:
Capital stock	-
Additional paid-in (paid-out) capital	$2,195
Net cash provided by (used in) financing activities	$2,195

Net increase (decrease) in cash	$40

Cash:Beginning of Quarter	-
Cash:End of Quarter	$40

Landbay Inc
Notes to Financial Statements

March 31, 2016
(Revised 09/2016)

Note 1 - Description of the Company's Business

Nature of Operations

Landbay Inc, the Company, incorporated in the State of New York on January 28,2016, is engaged in the investment activities of the spot gold trading and the spot silver trading.

During the first quarter in 2016, the company opened a trading account in Bullion Vault which the brokerage firm registered in England to start trading activities. The Company's activities are subject to significant risks and uncertainties, including failing to secure additional funding to continue the investment activities.

Note 2 - Summary of Significant Accounting Policies

(a) Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America(GAAP).

The Company was set up on January 28, 2016, and the Company started to trade the spot gold and the spot silver since March 26, 2016.

This is the financial statements of the Company, the period is from January 28, 2016 to March 31, 2016. It is the whole period since the Company was set up.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, and disclosures at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

(c) Revenue Recognition

The Company recognizes capital gain and loss from the spot gold trading and the spot silver trading at the time we sell gold and silver from the trading accounts in brokerage firms.

(d) Income Taxes:

The company file income tax return in the U.S. federal jurisdiction and in the state of New York, The Company is subject to Federal, New York State and New York City corporation income taxes.

Note 3 - Earnings per Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of March 31,2016.

Note 4 - Cash, Cash equivalents and Marketable Securities

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. The Company didn't have any marketable securities as of March 31,2016.

Note 5 - Short Term Investments

The Company considers all investment assets other than marketable securities that can and will be sold within one year to be short term investments. Landbay, Inc. operated a trading account in Bullion Vault to trade the spot gold and spot silver, since those investments in the account can be sold online and can be trade anytime in near future as the company's profit source, the company treat the Bullion Vault account as short term investments assets.

Note 6 - Stockholders' Equity

The company has authorized 99,900,000,000 shares of common stocks with a par value of 0.0000001 per share. There are no shares of common stocks outstanding as of March 31,2016. In the period from January 28, 2016 to March 31, 2016, the Company didn't issue any type stocks, options and warrants; the Company didn't have any share-based compensation, related to employee share-based awards, Tax benefit from share-based award activities.

Note 7 - Related Party Transaction

The Company has been provided office space by its sole owner at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

As of March 31,2016, the company received $2,000 from its sole shareholder (owner) to use for the initial investment, the company treat it as additional paid in capital. During the first quarter of 2016, the company opened a trading account in Bullion Vault which the brokerage firm registered in England, the company used $1,950 for trading the spot gold and the spot silver as the initial investment activity as of March 31,2016.

On February 18, 2016, the company's management decided to hire Blueville, Inc. as its managing company. In the their managing agreement, Blueville, Inc. will pay all management expenditure and service expenses for Landbay, Inc. and Landbay Inc. will pay 10% of its income before tax quarterly to Blueville Inc. The agreement can be revoked and amended by both companies. The company's sole owner which is Mr. Wanjun Xie is also the president and owner of Blueville, Inc., Blueville ,Inc. was incorporated in state of New York on February 18,2016.

On August 18,2016, the company received a promising letter from Larison Inc. which is also owned by the company's president Mr. Wanjun Xie. In the promising letter, Larison Inc. will continue to support Landbay, Inc. by grant funds or making loans without interest. While the share's price of the company will be less than $20/per shares, Larison Inc will have an obligation to support the company. After the share's price of the company will be more than $20/per shares, Larison Inc. won't have an obligation to support the company. Larison Inc. was incorporated in state of New York on December 16,2014 and it is also owned by Mr. Wanjun Xie.

Selected Financial Data

The corporation started to operation its business since march 26, 2016, so the Corporation hasn't its statements of income data for the years ended March 31, 2016.

Year's Ended June 30, 2016
Statements of Operations Data:
Revenue	$72
Costs and expenses:
Trading expenses	$39
Managing expenses	$0
Organization expenses	$0
Bank's fees	$44
Total costs and expenses	$83
Income (loss) from operations	($11)
Income (loss) before provision for income taxes	($11)
Provision for income taxes	-
Net income (loss)	($11)

Net income(lose) per common share-basic and diluted	-

Weighted average common shares outstanding-basic and diluted	0

Balance Sheets Data:
Cash, cash equivalents, and marketable securities	$196
Short term investment	$1,983
Property and equipment, net	-
Total assets	$2,179
Total liabilities	-
Total stockholders' equity	$2,179

Supplementary Financial Information

The Corporation didn't have any item which looks for changes caused by such events as: disposals of business segments; extraordinary, unusual or infrequently occurring items; and matters related to gas and oil.

Management's Discussion and Analysis or Plan of Operation

The following discussion and analysis should be read in conjunction with the financial statements of Landbay Inc., and the related notes included elsewhere in this statement. The historical financial data discussed below reflects the historical results and financial position of Landbay Inc. In addition, this discussion and analysis contains forward looking statements and involves numerous risks and uncertainties, including those described under "Cautionary Note Regarding Forward-Looking Statement" and "Risk Factors". Actual results may differ materially from those contained in any forward looking statements.

Overview

Industry Environment

The Corporation was trading the spot gold and the spot silver.

The business was impacted by the international circumstances, and the business was impacted by the market's analysis and market's prediction of the Corporation:

(1). US dollar is appreciation; the international political situation is stable; a financial status and the economy status in some countries are good; deflation in some countries happen; the rate of US dollar is fall, demand exceed supply seriously, and so on, the price of gold and silver will going down. This is the opportunity that the Corporation will buy and hold the spot gold and the spot silver.

(2). US dollar is depreciation; chaos caused by war; a volatile international political situation; a financial crisis in some countries; inflation in some countries; the rate of US dollar is raising, supply exceed demand seriously, and so on, the price of gold and silver will going up. This is the opportunity that the Corporation will sell its spot gold and its spot silver, and gain profits.

(3). We don't consider these to be a known trend or uncertainty that our reasonable expect will have a material impact on the company's liquidity, capital resources or results of operations.

We tried to reduce the risk when we were trading the spot gold and the spot silver:

(1). We will always keep enough cash in our trading account to against the risk factors.

(2). We won't use a leverage trading, a margin trading or a financial trading. We will always to use the own funds of the Corporation to trade the spot gold and the spot silver.

(3). We assume that the Risk Factors will happen at any time. We use our special trading ways which we will use to trade the spot gold and the spot silver in a serious and happened risk situation. We will use these ways to trade the spot gold and the spot silver in every business days, to try to reduce any risks. These special trading ways are our business secret.

(4). When the Corporation will be a micro-capital company or a small capital company, We can't avoid the risk that gold or silver will lose their financial features, and become the plain metals. When the Corporation will become a middle capital company and a big capital company, We will carry on the diversified management to avoid the risk that gold or silver will lose their financial features, and become the plain metals.

Primary Sources of Revenues

The primary sources of revenues of the Corporation were trading income and other incomes.

Primary Expenses

The primary expenses are the trading commissions, the management expenditure, the custodian's fees and the bank fees.

Components of Results of Operations

Revenue

Trading incoming: The primary incomes of the Corporation were trading the spot gold and the spot silver.

Cost of Revenue and Operating Expenses

Cost of revenue: The cost of revenue was the trading fees and the custodian's fees.

Management expenditure: the Corporation will pay the managing fees quarterly to the Blueville Inc, which is the managing company of the Corporation.

Results of Operations

The following tables set forth our condensed statements of income data:

Ended June 30, 2016
Revenue	$72
Costs and expenses:
Trading expenses	$39
Managing expenses	$0
Organization Expenses	$0
Bank fees	$44
Total costs and expenses	$83
Income(lose) from operations	($11)
Income (lose) before provision for income taxes	($11)
Provision for income taxes	-
Net income (lose)	($11)
The following table set forth our condensed statements of income data (as a percentage of revenue):
14 Back to Table of Contents Revenue
Ended June 30 2016
From April 1, 2016 to June 30, 2016
Revenue:
Trading Income	$72
Total revenue	$72
Cost of Revenue
Ended June 30, 2016
From April 1, 2016 to June 30, 2016
Cost of revenue	$39
Percentage of revenue	54%
Management Expenditure
Ended June 30, 2016
From April 1, 2016 to June 30, 2016
Organization Expenses	$0
Percentage of revenue	-
Provision for income taxes
Ended June 30, 2016
From April 1, 2016 to June 30, 2016
Provision for income taxes	-
Effective tax rate	-

Full Fiscal Years

The Corporation was registered in New York State on January 28, 2016, and the Corporation started to run its business since march 26, 2016, and the Corporation didn't have full fiscal years, so we can discuss the financial condition, changes in financial condition and results of operations of the Corporation since January 28, 2016 to June 30, 2016.

Liquidity and Capital Resources

Our capital resources were from the investment of the owner. Our Capital Resources sources were our cash. Cash were $196 as of June 30, 2016 ..

Cash Provided by Operating Activities

$1983 cash was invested in the spot gold and the spot silver trading as of June 30, 2015.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of June 30, 2016.

Contractual Obligations

The Corporation didn't have any contractual obligations as of June 30, 2016.

Obligations or Liabilities

The Corporation didn't have any obligations or liabilities (including contingent obligations or liabilities) as of June 30, 2016.

Contingencies

The Corporation didn't have any contingencies as of June 30, 2016.

Material Favorable Impact on Net Revenues or Income

The Corporation didn't have any material favorable impact on net revenues or income as of June 30, 2016.

Inflation and Other Changes in Prices

The inflation and other changes in prices didn't impact the Corporation's net revenues and income from continuing operations.

Plan of Operation

(1). Before September 30, 2016 (about next 3 months), we use almost capital of the Corporation to trade the spot gold and the spot silver, and try to gain a small amount profit, at same time, we will try to finish the register in SEC for issuing shares.

(2). Before December 31, 2016 (next 6 months), we use almost capital of the Corporation to trade the spot gold and the spot silver, and try to gain a small amount profit, at same time, we will try to finish the shares' issuing, to raise funds.

(3). Before March 31, 2017 (next 9 months), we maintain to trade the spot gold and the spot silver, and try to gain a profit,at same time, we will try to finish the register in FINRA and DTC for trading our stocks in OTC markets.

(4). Before June 30, 2017 (next 12 months), we maintain to trade the spot gold and the spot silver, and try to gain a profit,at same time, we will try to raise more funds by any ways.

An approximate timeframe to the point of generating revenue: December 31, 2016

Milestones

1st event or milestone:

Event or milestone: Start to profit in trading the spot gold and the spot silver.

Expected manner of occurrence or method of achievement: Study the gold and silver market, and try to do our best in trading the spot gold and the spot silver. The Corporation's income will be reinvested to achieve increasing the share's price.

Date or number of months after receipt of proceeds should be when accomplished: About on December 31, 2016.

2nd event or milestone:

Event or milestone: The business will be running normally, to increase capital, to increase profit.

Expected manner of occurrence or method of achievement: The Corporation's income will be reinvested to achieve increasing the share's price. Larison Inc will grant its fund to support the Corporation. Larison Inc. will continue to raise funds by any ways, and continue to support the Corporation by granting funds or making loans without interest. Then, the Corporation will continue to obtain the working capital, to driving the growth of the Corporation.

Date or number of months after receipt of proceeds should be when accomplished: About on December 31, 2017.

If the Corporation of delays in achieving each of the events or milestones within the above time schedule, the profit capacity of the Corporation will be serious to decrease, the Corporation's liquidity will be serious to decrease; even the Corporation's liquidity will be exhausted. The faith of the Corporation's shareholder will be serious to decrease, they will undersell the shares of the Corporation, and the share's price of the Corporation will be falling.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and related disclosures. These estimates form the basis for judgments we make about the carrying values of our assets and liabilities, which are not readily apparent from other sources. We base our estimates and judgments on historical experience and on various other assumptions that we believe are reasonable under the circumstances. On an ongoing basis, we evaluate our estimates and assumptions. Our actual results may differ from these estimates under different assumptions or conditions.

We believe that the assumptions and estimates associated with revenue recognition for Payments and other fees, income taxes and share-based compensation have the greatest potential impact on our condensed financial statements. Therefore, we consider these to be our critical accounting policies and estimates.

Quantitative and Qualitative Disclosures About Market Risk

As a result of our operating and financing activities, we are exposed to market risks such as interest rate risk, foreign currency exchange rate risk and credit risk. We have implemented policies and procedures designed to measure, manage, monitor and report risk exposures, which are regularly reviewed by the appropriate management and supervisory bodies.

The Corporation started to run its business since March 26, 2016, so the Corporation shall provide, in the register statement, quantitative information about market risk as of the end of June 30, 2016 , and the period was from January 28, 2015 to June 30, 2016.

Interest Rate Risk

Our have exposure to market risk for changes in interest rates relating to our cash and cash equivalents, short-term and long-term investments, short-term and long-term restricted cash and investments, and indebtedness.

As of June 30, 2016, our cash and cash equivalents were $196, short-term investments were $1,983, long-term investments were $0, short-term restricted cash and investments were $0, long-term restricted cash and investments were $0, and indebtedness were $0. All these investments are denominated in U.S. dollars. The changes in interest rates don't impact the earnings of the Corporation.

A hypothetical decrease in long-term interest rates to zero basis points would not impact annual pre-tax earnings as of June 30, 2016, assuming no change in the amount or composition of our cash and cash equivalents, short-term and long-term investments and short-term and long-term restricted cash and investments.

As of June 30, 2016, we had $0 in outstanding debt. A hypothetical 100 basis point increase in long-term interest rates would not impact annual pre-tax earnings as of June 30, 2016, assuming no change in the volume or composition of our outstanding indebtedness and no hedging activity.

F oreign Currency Exchange Rate Risk

1. Market Risk for Trading Purpose

The Corporation will be using US dollars to trade the spot gold and the spot silver, so the Corporation isn't subject to foreign currency exchange rate risk.

2. Market Risk for Other than Trading Purpose

The Corporation will be using US dollars to trade the spot gold and the spot silver, so the Corporation isn't subject to foreign currency exchange rate risk.

3. Credit Risk

We are exposed to credit risk in our operations in the event of a brokerages default. We limit our exposure to credit risk by rigorously selecting the brokerages with which we make our trading.

An ongoing review is performed to evaluate changes in the status of brokerages. In addition to the intrinsic creditworthiness of brokerages.

For a summary of the risks associated with this investment activity and how these risks are mitigated, see "Risk Factors" in the registered statement.

Impact of Inflation

We have not been adversely affected by inflation when we are trading the spot gold and the spot silver. In the event of inflation, we believe that we will be able to pass on any price increases to our business, as the prices that we charge are not governed by long-term contracts.

Evaluation of Disclosure Controls and Procedures

It isn't applicable!

Changes in Internal Controls over Financial Reporting and Statement

It isn't applicable!

Directors, Executive Officers, Promoters and Control Persons

Mr. Wanjun Xie will charge all managing affairs, operation affairs and financial affairs.

An Accountant Service Agency will assist part of the Corporation's financial management affairs and all reporting Taxes affairs.

Number of Directors: One.

Director name: Mr. Wanjun Xie

Mr. Wanjun Xie is the promoter and control person.

Name: Wanjun Xie
Title: President
Age: 49
Office Street Address: 6112 228th Street, 1st Fl, NY11364
Telephone No.: (646) 508-6285

Employers during past five years:
Name of employers: China Democracy Party Foundation
Title: president
Start date of position held: May, 2001
Job responsibilities: charge all affairs.

Education:
Degrees: bachelor
Schools: Beijing Agriculture Engineer University (in China)
Date: 09/1987-06/1991

Now, Wanjun Xie will continue to charge all affairs of China Democracy Party Foundation, but they are volunteers to work for China Democracy Party Foundation.

Wanjun Xie continues to be employed by China Democracy Party Foundation, but he don't receive salaries from CDPF. All his income came from his self-employed, so Wanjun Xie is self-employed now.

Principal Business of China Democracy Party Foundation (CDPF)

CDPF is a not-for-profit organization in U.S.A. CDPF is trying to work for democracy, freedom, fairness and justice in China. CDPF is trying to bring the value view and the politic system of U.S.A . to China. CDPF is trying to build a multi-party political system in China in the future.

Wanjun Xie prior experience in the spot gold and spot silver trading markets:

(1). Wanjun Xie has found some special trading ways, and he believes that he can achieve about 3%-5% Annual Average Assets Return with low risk when he is trading the spot gold, the spot silver, the spot platinum, the spot palladium, the foreign currencies exchange and stocks by using these special trading ways. But he won't guarantee to achieve about 3%-5% Annual Average Assets Return with low risk when he will be trading the spot gold and the spot silver.

(2). Wanjun Xie has been testing these special trading ways for more than two years by trading the foreign currencies exchange. Now, he believe that he has finished his testing for trading the foreign currencies exchange, and he believe that the testing experiences can be used to trade the spot gold and the spot silver.

(3). Since Febuary, 2016, Wanjun Xie has been testing these special trading ways by trading the spot gold and the spot silver. Now, he believe that he has finished his testing for trading the spot gold and the spot silver.

Wanjun Xie's experience in running a public company:

The public company: Lemont Inc
CIK: 0001617216
Stock's Symbol: LEMT

Wanjun Xie is the founder of Lemont Inc, and he is director and president of Lemont Inc.

Executive Compensation

The Corporation is a small corporation, so the Corporation doesn't have any executive compensation.

We confirm that there has been no compensation awarded to, earned by, or paid to any named executive officers or directors for the periods covered in the financial statements included in the amended filing. prior experience in the spot gold and spot silver trading markets

Security Ownership of Certain Beneficial Owners and management

The Corporation didn't issue any securities, so it isn't applicable!

Certain Relationships and Related Transactions

1. As of June 30, 2016, the company received $2,200 from its incoporator to use for investment, the company treat it as additional paid in capital. The incoporator used $1,950 from the company's bank account as of June 30, 2016.

Transactions with related persons:

(1). Wanjun Xie was the related person, and he was the incoporator of the Corporation.

(2) Wanjun Xie didn't have interest in the transaction with the registrant. Wanjun xie was president of the Corporation.

(3) The approximate dollar value of the amount involved in the transaction was $2,200.

(4) The approximate dollar value of the amount of Wanjun Xie's interest in the transaction was $0.

(5) This wasn't a case of indebtedness.

Promoters and certain control persons.

(1) . The Corporation didn't file a registration statement on Form S-1 under the Securities Act or on Form 10 under the Exchange Act during the past five fiscal years shall.

(2). The Corporation isn't a shell company.

A list of all parents of the smaller reporting company showing the basis of control:

Wanjun Xie is incoporator of the Corporation, but the Corporation didn't issue any securities.

2. The relationship between Wanjun Xie with Larison Inc:

(1). The name of the related person is Larison Inc.

Wanjun Xie is director and officer of the Corporation, at same time, Wanjun Xie is director and officer of Landbay Inc.

(2). Larison Inc didn't buy any securities of Landbay Inc before.

After the registering in SEC will be effective, Larison Inc will purchase 93,000,000,000 Class A common shares of Landbay Inc, it will be about 93% shares of Landbay Inc. Larison Inc will pay the purchase by cash.

(3). Now, the approximate dollar value of the amount involved in the transaction is $0.

(4). Now, The approximate dollar value of the amount of Larison Inc's interest in the transaction is $0.

(5). This won't In the case of indebtedness.

Promoters and certain control persons.

(1) . The Corporation didn't file a registration statement on Form S-1 under the Securities Act or on Form 10 under the Exchange Act during the past five fiscal years shall.

(2). The Corporation isn't a shell company.

A list of all parents of the smaller reporting company showing the basis of control:

Wanjun Xie is incoporator of the Corporation, but the Corporation didn't issue any securities.

The material terms of agreement:

Larison Inc will continue to raise funds by any ways, and continue to support the Corporation by granting funds or making loans without interest.

3.The relationship between Mr. Xie with Blueville Inc

Transactions with related persons:

(1). The name of the related person is Blueville Inc.

Blueville Inc is the managing company of the Corporation. Wanjun Xie is director and officer of the Corporation, at same time, Wanjun Xie is director and officer of Landbay Inc.

(2). Blueville Inc. will pay all managing expenditures, all office expenditures and all service expenditures of the Corporation. The Corporation will pay its 10% income before taxes to Blueville Inc, to be its managing fees. Then, the Corporation will be maximum to reduce its operation cost, especial the Corporation is in the micro-capital stage and the small capital stage.

(3). The approximate dollar value of the amount involved in the transaction is $25,000.

(4). The approximate dollar value of the amount of Blueville Inc's interest in the transaction is $0.

(5).Now, there aren't any indebtedness between the Corporation and Blueville Inc.

Promoters and certain control persons.

(1) . The Corporation didn't file a registration statement on Form S-1 under the Securities Act or on Form 10 under the Exchange Act during the past five fiscal years shall.

(2). The Corporation isn't a shell company.

A list of all parents of the smaller reporting company showing the basis of control:

Wanjun Xie is incorporation of the Corporation, but the Corporation didn't issue any securities.

The material terms of agreement:

(6). The material terms of agreement: Blueville Inc. will pay all managing expenditures, all office expenditures and all service expenditures of the Corporation. The Corporation will pay its 10% income before taxes to Blueville Inc, to be its managing fees.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director or officer of ours in the successful defense of the action, suit or proceeding) is asserted by the director or officer in connection with securities which may have been registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

This is the table that sets out the nature of all offering expenses.

Offering Expenses
Prepaid SEC Fees	$0
Federal Taxes	$0
State Taxes and Fees	$0
Trustees Fees	$0
Transfer Agents Fees	$0
Legal Fees	$0
Accounting Fees	$0
Total	$0

According for the agreement between the Corporation and Blueville Inc, all service expenditures are and will be paid by Blueville Inc which is the managing company of the Corporation.

Our SEC filing fee was paid by Blueville Inc, so the Prepaid SEC Fees is $0 in the table that sets out the nature of all offering expenses.

Indemnification of Directors and Officers

There aren't any indemnification which is the general effect of any statute, charter provisions, by-laws, contract or other arrangements under which any controlling persons, director or officer of the registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such.

Recent Sales of Unregistered Securities

None

Exhibits and Financial Statement Schedules

**3.1.1 Certificate of Incorporation
**3.1.2 Amendment of Certificate of Incorporation
**3.2 Articles of Bylaw
**4 Defining right of Class A Common Stock holders
**5 Legality Opinion
 *7 The Amended Report of Independent Registered Public Accounting Firm
 *10.1 Amended Managing Agreement
**10.2 Promising Letter of Larison Inc
 *23 Consent of the Independent Registered Public Accounting Firm

* Amended!
** Filed previously

Undertakings

We don't request for acceleration of effective date, and the registration statement isn't filed on Form S-3, Form F-3 and Form S-8, so the undertaking is not required.

Signature

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Queens, State of New York, on September 7, 2016 ..

Registrant: Landbay Inc

This registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature By, Wanjun Xie
President
(Chief Executive Officer)
Date: September 7, 2016

Signature By, Wanjun Xie
President
(Principal Financial Officer)
Date: September 7, 2016

Signature By, Wanjun Xie
President
(Principal Accounting Officer)
Date: September 7, 2016

Majority of the Board of Directors

Signature By, Wanjun Xie
President
(Chairman of the Board & President)
Date: September 7, 2016

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

This registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature By, Wanjun Xie
President
Landbay Inc
Date: September 7, 2016